UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

AQUALIV TECHNOLOGIES, INC.
(Name of Registrant As Specified In Charter)

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(1)

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF AQUALIV TECHNOLOGIES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

AQUALIV TECHNOLOGIES, INC.

4550 NW Newberry Hill Road

Suite 202

Silverdale, Washington 98383

(360) 473-1160

INFORMATION STATEMENT

(Preliminary)

February 28, 2013

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of AquaLiv Technologies, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of AquaLiv Technologies, Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on February 26, 2013, the Company received a unanimous written consent in lieu of a meeting of the holder of Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred”). The Series C Preferred has the equivalent of 16,674,272 votes of Common Stock (based upon the outstanding number of shares of Common Stock issued at the time hereof). Currently, there is one holder of Series C Preferred (the “Series C Stockholder” or the “Majority Stockholder”), holding fifty-one (51) shares of Series C Preferred, resulting in the Series C Stockholder holding in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company. The Series C Stockholder authorized the following:

·	The 1-for-100 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”); and

·	The change in the name of the Company from AquaLiv Technologies, Inc. to Verity Corp. (the “Name Change”).

On February 26, 2013, the Board of Directors of the Company (the “Board”) approved, and recommended to the Majority Stockholder that they approve the Reverse Stock Split and Name Change (collectively, the “Actions”). On February 26, 2013, the Majority Stockholder approved the Actions by written consent in lieu of a meeting, in accordance with Nevada law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about March 11, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Stockholders of the Company will benefit from the Reverse Stock Split because it believes that such Reverse Stock Split could be a catalyst for an increase in the stock price of the Common Stock, which in turn could increase the marketability and liquidity of the Company’s Common Stock, as well as increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the Company.

The Board believes that the Stockholders of the Company will benefit from changing the name of the Company to Verity Corp. because it will more accurately reflect and represent to the public the business of the Company.

Accordingly, it is the Board’s opinion that the Actions would better position the Company to attract potential business candidates and provide the Stockholders a greater potential return.

(2)

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about March 11, 2013.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board of AquaLiv Technologies, Inc., (the “Company,” “we,” “our,” or “us”) and the Majority Stockholder.

Series C Preferred

By unanimous written consent of the Board (as permitted under Nevada law), the number, designation, rights, preferences and privileges of the Series C Preferred were established by the Board (as is permitted under Nevada law and by the Articles of Incorporation of the Company, as may be amended). The designation, rights, preferences and privileges that the Board established for the Series C Preferred is set forth in an Amended and Restated Certificate of Designation that was filed with the Secretary of State of the State of Nevada on February 26, 2013. Among other things, the Certificate of Designation provides that each one share of Series C Preferred has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator.

As a result of the voting rights granted to the Series C Preferred, the Series C Stockholders hold in the aggregate approximately 51% of the total voting power of all issued and outstanding voting capital of the Company. As of February 27, 2013, there were issued and outstanding (i) 768,574,465 shares of our Common Stock; (ii) 913,618 shares of our Series A Preferred Stock; (iii) 4,850,000 shares of our Series B Preferred Stock; and (ii) 51 shares of our Series C Preferred Stock. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Actions approved by the Board is 1,667,462,337. Pursuant to Nevada law, at least a majority of the voting equity of the Company, or at least 833,731,170 votes, are required to approve the Actions by written consent. The Series C Stockholder, which holds in the aggregate 850,387,872 or approximately 51% of the voting equity of the Company, have voted in favor of the Actions, thereby satisfying the requirement under Nevada law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Series C Stockholder, the number of shares of Series C Preferred held by the Series C Stockholder, the total number of votes that the Series C Stockholder voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Series C Stockholder	Number of Shares of Series C Preferred held	Number of Votes held by such Series C Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Spader Verity LLC (1)	51	850,387,872	850,387,872	51%

(1)	Spader Verity LLC is a limited liability company organized and existing under the laws of the State of South Dakota. Mr. Duane Spader is the Managing Member of Spader Verity LLC and has voting and investment power over the shares beneficially owned by Spader Verity LLC.

ACTIONS TO BE TAKEN

The Reverse Stock Split and the Name Change will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split and Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until sixty (60) days after FINRA has announced the Name Change to the market.

We currently expect to file the Amendment on April 1, 2013.

(3)

1-FOR-100 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent a 1-for-100 reverse stock split (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each one hundred (100) shares of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock.  No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.  The Company anticipates that the effective date of the Reverse Stock Split will be April 1, 2013.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates.  Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 768,574,465 shares as of February 27, 2013 to approximately 7,685,745 shares. The Reverse Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
1,000,000,000	768,574,465	231,425,535

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
1,000,000,000	7,685,745	992,314,255

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

(4)

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on April 1, 2013, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, Pacific Stock Transfer, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre- Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post- Reverse Stock Split shares of Common Stock. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal. Further, prior to filing the amendment to the Articles of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of April 1, 2013 for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under Nevada law, our Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

(5)

NAME CHANGE

REASONS

We believe that changing the name of the Company to Verity Corp. will more accurately reflect and represent to the public the business of the Company. In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol. Our request for a new ticker symbol, however, will not be processed until sixty (60) days after FINRA has announced our Name Change to the market.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of February 27, 2013 of (i) each person known to us to beneficially own more than 10% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of February 27, 2013, there were a total of 768,574,465 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of February 27, 2013 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

William M. Wright (1)	73,332,170		9.54%

Duane Spader (2)	42,500,000	(3)	6.57%

All executive officers and directors as a group (4)	115,832,170		15.07%

*Less than 1%

(1)	Mr. Wright is our Executive Vice-President, Chief Financial Officer and a member of our board of directors. Mr. Wright beneficially owns 73,332,170 shares held by Take Flight Equities, Inc., of which Mr. Wright is the President.

(2)	Mr. Spader is our Chief Executive Officer and Chairman. Mr. Spader directly owns 42,500,000 shares of the Company’s common stock. In addition, Mr. Spader beneficially owns 4,850,000 shares of Series B Convertible Preferred Stock held by Verity Farms II, Inc., of which Mr. Spader is the President. Each share of such Series B Convertible Preferred Stock is convertible into ten (10) shares of common stock.
(3)

This number does not include the 51 shares of Series C Preferred owned by Spader Verity LLC, which is representative of 850,387,872 shares solely for voting purposes. For more information, please see the Series C Stockholder table above.

(4)	The mailing address for all executive officers and directors is c/o AquaLiv Technologies, Inc., 4550 NW Newberry Hill Road, Suite 202, Silverdale, WA 98383. .

(6)

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended September 30, 2012, filed with the SEC on January 14, 2013;
(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2012, filed with the SEC on February 14, 2013; and
(3)	Current Reports on Form 8-K filed with the SEC on January 17, 2013 and on February 28, 2013.

You may request a copy of these filings, at no cost, by writing AquaLiv Technologies, Inc. at 4550 NW Newberry Hill Road, Suite 202, Silverdale, WA 98383 or telephoning the Company at (360) 473-1160. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 4550 NW Newberry Hill Road, Suite 202, Silverdale, WA 98383; telephone (360) 473-1160.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/Duane Spader

Chief Executive,

Officer and Chairman

/s/William M. Wright

Executive Vice-President,

Chief Financial Officer and Director

Dated: February 28, 2013